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                                                                   EXHIBIT 10.24

                  LETTER AGREEMENT AMENDING THE LOAN AGREEMENT

Overton Bank & Trust, N.A.
South Arlington Office
Curtis F. Von Der Ahe
President

July 25, 1996

Mr. Tom Hoefert, CFO
InnoServ Technologies, Inc.
4330 Beltway #300
Arlington, TX 76018

REFERENCE: LOAN AGREEMENT DATED DECEMBER 15, 1995 COVENANT VIOLATIONS.

Dear Mr. Hoefert,

    You have indicated that you are in violation of the Minimum Tangible Net Worth and Current Ratio covenants outlined in our loan agreement referenced above. We hereby waive compliance with these covenants thru April 30, 1996 and re-set these covenants as follows:

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
Minimum Tangible Net Worth  $5,722,000

Minimum Current Ratio       1.00 to 1.00
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    If you require anything else, please do not hesitate to call.

Sincerely,

      /s/ CURTIS F. VON DER AHE
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        Curtis F. Von Der Ahe,
              PRESIDENT